1 West Announces Leadership Changes Bernard J. Birkett Announces Intention to Retire from West, Company Initiates Search for a Successor Shane Campbell Appointed Senior Vice President, Chief Proprietary Segment Officer EXTON, Pa., April 24, 2025 -- West Pharmaceutical Services, Inc. (NYSE: WST), a global leader in innovative solutions for injectable drug administration, today announced executive leadership changes as part of its succession planning process. • Bernard J. Birkett, Senior Vice President, Chief Financial Officer, informed West of his intention to step down from his current position this year. West has commenced a search for a successor. Mr. Birkett and West plan for him to remain as CFO until his successor is in place, and as an advisor to West in order to facilitate a seamless transition. • Shane Campbell has been appointed to serve as Senior Vice President, Chief Proprietary Segment Officer, effective May 5, 2025. CFO Transition “On behalf of all of us at West, I want to thank Bernard for his strong contributions and leadership over the past seven years. He has been an invaluable partner and advisor to me and the entire leadership team,” said Eric M. Green, President, Chief Executive Officer and Chair of the Board. “Bernard played a critical role along with the Finance and Global Operations teams, in helping West navigate the challenges of the global pandemic, the complexities of destocking, and the emergence of GLP-1s. He has been instrumental in our continued growth, and I look forward to his support as we search for his successor.” “After great consideration, I have decided to bring my tenure at West to a close in order to pursue new endeavors. It has been an honor to serve as the CFO of West, making a positive difference on patients’ lives,” Mr. Birkett said. “West has exceptional people, and I want to thank our talented team for all that we have accomplished together.” Mr. Birkett joined West as Senior Vice President and Chief Financial Officer in June 2018. In 2022, he was appointed to the combined role of Chief Financial and Operations Officer. In April 2024, he transitioned back to focusing solely on his responsibilities as Chief Financial Officer. Mr. Birkett’s contributions have been pivotal in strengthening West’s financial and business profile. Chief Proprietary Segment Officer Appointment Mr. Campbell joins West from Carlisle Companies Inc., where he served as Chief Commercial Officer of the Construction Materials business. As an accomplished leader, Mr. Campbell brings extensive global management experience across operations, engineering, commercial and strategy. Over a 20-year career at DuPont, Mr. Campbell served in a number of senior global leadership roles focused in the areas of elastomers, polymers, building materials, chemicals, packaging and safety. “We are thrilled to welcome Shane to our team at West,” said Mr. Green. “His extensive industry experience and strategic vision will be invaluable as we continue to drive our Proprietary Products strategy and ensure West achieves its long-term growth and success.” “I am excited to join West and work alongside such a talented team that is dedicated to improving patient health,” said Mr. Campbell. “With a legacy of over a century of innovation, West is well-positioned to sustain its success well into the future, and I look forward to contributing to the tradition of excellence that pervades the Company.” First-Quarter 2025 Results

2 In a separate press release issued today, West announced its first-quarter 2025 financial results. The Company will host a conference call at 9:00 a.m. Eastern Time to discuss the results and business expectations. The live webcast can be accessed by clicking here. To ask questions on the conference call, participants need to register in advance by clicking here. Registered telephone participants will receive the dial-in number along with a unique PIN number that will enable them to ask questions on the call. Forward-Looking Statements Certain statements in this release, including statements regarding the intent of Mr. Birkett to retire from his position as CFO of the Company and the plans for identifying his successor, are forward-looking statements. These statements are subject to risks and uncertainties, such as the timing required for the Company to identify a successor to Mr. Birkett and reflect management's current expectations. The statements speak only as of the date of this release and the Company undertakes no obligations to update these statements. About West West Pharmaceutical Services, Inc. is a leading provider of innovative, high-quality injectable solutions and services. As a trusted partner to established and emerging drug developers, West helps ensure the safe, effective containment and delivery of life-saving and life-enhancing medicines for patients. With over 10,000 team members across 50 sites including 25 manufacturing facilities worldwide, West helps support our customers by delivering over 41 billion components and devices each year. Headquartered in Exton, Pennsylvania, West in its fiscal year 2024 generated $2.89 billion in net sales. West is traded on the New York Stock Exchange (NYSE: WST) and is included on the Standard & Poor's 500 index. For more information, visit www.westpharma.com. All trademarks and registered trademarks used in this release are the property of West Pharmaceutical Services, Inc. or its subsidiaries, in the United States and other jurisdictions, unless otherwise noted. Investor Contact: Media Contact: John Sweeney, CFA Michele Polinsky Vice President, Investor Relations Vice President, Global Communications (484) 790-0373 (610) 594-3054 John.Sweeney@westpharma.com Michele.Polinsky@westpharma.com